Exhibit d 1 g

MAINSTAY VP FUNDS TRUST

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement, is effective as of the 10th day of September, 2018 between MainStay VP Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Portfolio” and collectively, the “Portfolios”), and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the parties hereto have entered into an Amended and Restated Management Agreement, dated May 1, 2015, as amended (the “Agreement”); and

WHEREAS, the Trust and the Manager hereby wish to amend Schedule A of the Agreement to add the MainStay VP IQ Hedge Multi-Strategy Portfolio.

NOW, THEREFORE, the parties agree as follows:

(i)	Effective September 10, 2018, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

[The remainder of this page has been left blank intentionally.]

Exhibit d 1 g

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:	/s/ Thomas Lynch	By:	/s/ Yie-Hsin Hung
Name:	Thomas Lynch	Name:	Yie-Hsin Hung
Title:	Director and Associate	Title:	Chief Executive Officer
General Counsel

MAINSTAY VP FUNDS TRUST

Attest:	/s/ Thomas Lynch	By:	/s/ Kirk C. Lehneis
Name:	Thomas Lynch	Name:	Kirk C. Lehneis
Title:	Assistant Secretary	Title:	President

Exhibit d 1 g

SCHEDULE A

(As of September 10, 2018)

For all services rendered by the Manager hereunder, each Portfolio of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, an annual fee equal to the following:

PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP Absolute Return Multi-Strategy Portfolio	1.25% on all assets*
MainStay VP Balanced Portfolio	0.70% on assets up to $1 billion; and 0.65% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion
MainStay VP Bond Portfolio	0.50% on assets up to $500 million; 0.475% on assets from $500 million to $1 billion; 0.45% on assets from $1 billion to $3 billion; and 0.44% on assets over $3 billion
MainStay VP Conservative Allocation Portfolio	0.00%
MainStay VP Cushing Renaissance Advantage Portfolio	1.10% on assets up to $500 million; and 1.05% on assets over $500 million
MainStay VP Eagle Small Cap Growth Portfolio	0.81% on all assets
MainStay VP Emerging Markets Equity Portfolio	1.00% on assets up to $1 billion; and 0.975% on assets over $1 billion
MainStay VP Epoch U.S. Equity Yield Portfolio	0.70% on assets up to $500 million; 0.68% on assets from $500 million to $1 billion; 0.66% on assets from $1 billion to $2 billion; and 0.65% on assets over $2 billion
MainStay VP Epoch U.S. Small Cap Portfolio	0.80% on assets up to $200 million; 0.75% on assets from $200 million to $500 million; 0.725% on assets from $500 million to $1 billion; and 0.70% on assets over $1 billion
MainStay VP Floating Rate Portfolio	0.60% on assets up to $1 billion; 0.575% on assets from $1 billion to $3 billion; and 0.565% on assets over $3 billion
MainStay VP Growth Allocation Portfolio	0.00%
MainStay VP Income Builder Portfolio	0.57% on assets up to $1 billion; and 0.55% on assets over $1 billion
MainStay VP Indexed Bond Portfolio	0.25% on assets up to $1 billion; and 0.20% on assets over $1 billion

Exhibit d 1 g

PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP IQ Hedge Multi-Strategy Portfolio	0.75% on all assets
MainStay VP Janus Henderson Balanced Portfolio	0.55% on assets up to $1 billion; 0.525% on assets from $1 billion to $2 billion; and 0.515% on assets over $2 billion
MainStay VP Large Cap Growth Portfolio

0.75% on assets up to $500 million;
0.725% on assets from $500 million to $750 million;

0.71% on assets from $750 million to $1 billion;

0.70% on assets from $1 billion to $2 billion;

0.66% on assets from $2 billion to $3 billion;

0.61% on assets from $3 billion to $7 billion;

0.585% on assets from $7 billion to $9 billion; and

0.575% on assets over $9 billion

MainStay VP MacKay Common Stock Portfolio (formerly MainStay VP Common Stock Portfolio)	0.55% on assets up to $500 million; 0.525% on assets from $500 million to $1 billion; and 0.50% on assets over $1 billion
MainStay VP MacKay Convertible Portfolio (formerly MainStay VP Convertible Portfolio)	0.60% on assets up to $500 million; 0.55% on assets from $500 million to $1 billion; and 0.50% on assets over $1 billion
MainStay VP MacKay Government Portfolio (formerly MainStay VP Government Portfolio)	0.50% on assets up to $500 million; 0.475% on assets from $500 million to $1 billion; and 0.45% on assets over $1 billion
MainStay VP MacKay Growth Portfolio (formerly MainStay VP Cornerstone Growth Portfolio)	0.70% on assets up to $500 million; 0.65% on assets from $500 million to $1 billion; 0.625% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion
MainStay VP MacKay High Yield Corporate Bond Portfolio (formerly MainStay VP High Yield Corporate Bond Portfolio)	0.57% on assets up to $1 billion; 0.55% on assets from $1 billion to $5 billion; and 0.525% on assets over $5 billion
MainStay VP MacKay International Equity Portfolio (formerly MainStay VP International Equity Portfolio)	0.89% on assets up to $500 million; and 0.85% on assets over $500 million
MainStay VP MacKay Mid Cap Core Portfolio (formerly MainStay VP Mid Cap Core Portfolio)	0.85% on assets up to $1 billion; 0.80% on assets from $1 billion to $2 billion; and 0.775% on assets over $2 billion
MainStay VP MacKay S&P 500 Index Portfolio (formerly MainStay VP S&P 500 Index Portfolio)	0.16% on assets up to $2.5 billion; and 0.15% on assets over $2.5 billion
MainStay VP MacKay Small Cap Core Portfolio (formerly MainStay VP Small Cap Core Portfolio)	0.85% on assets up to $1 billion; and 0.80% on assets over $1 billion

Exhibit d 1 g

PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP MacKay Unconstrained Bond Portfolio (formerly MainStay VP Unconstrained Bond Portfolio)	0.60% on assets up to $500 million; 0.55% on assets from $500 million to $1 billion; 0.50% on assets from $1 billion to $5 billion; and 0.475% on assets over $5 billion
MainStay VP MFS Utilities Portfolio	0.73% on assets up to $1 billion; 0.70% on assets from $1 billion to $3 billion; and 0.69% on assets over $3 billion
MainStay VP Moderate Allocation Portfolio	0.00%
MainStay VP Moderate Growth Allocation Portfolio	0.00%
MainStay VP PIMCO Real Return Portfolio	0.50% on all assets
MainStay T. Rowe Price Equity Income Portfolio	0.75% on assets up to $500 million; 0.725% on assets from $500 million to $1 billion; and 0.70% on assets over $1 billion
MainStay VP U.S. Government Money Market Portfolio	0.40% on assets up to $500 million; 0.35% on assets from $500 million to $1 billion; and 0.30% on assets over $1 billion
MainStay VP VanEck Global Hard Assets Portfolio	0.89% on assets up to $1 billion; and 0.88% on assets over $1 billion

*The Manager agrees to waive the Portfolio’s management fee in an amount equal to any management fees paid to the Manager by the Portfolio’s Cayman Subsidiary, as defined in the Portfolio’s prospectus. The Manager may no terminate this agreement to waive management fees, which will remain in effect for as long as the Manager’s management agreement with the Portfolio’s Cayman Subsidiary is in place.

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